Exhibit 99.1

                    viaLink Reports Fourth Quarter Results;
           Subscription revenues up 47%, Operating Loss Decreases 51%

    DALLAS--(BUSINESS WIRE)--March 9, 2004--The viaLink Company (OTCBB:VLNK), the leading provider of synchronization and scan based trading services to the retail supply chain today reported results for the fourth quarter ended December 31, 2003.
    Subscription revenue in the fourth quarter was $1,102,000, representing a 47% increase over the fourth quarter of 2002 and a 14% increase over the third quarter of 2003. Subscription revenue for the company continues to grow to new record levels. Total revenue for the quarter was $1,218,000, increasing by 8% over the third quarter but down slightly from the total revenue in the fourth quarter of 2002 due to decreased implementation fees.
    Total operating expenses in fourth quarter were $2.0 million. Operating expenses decreased from the levels recorded in the previous two quarters and are 31% lower than the operating expenses of $2.9 million in the fourth quarter of 2002. The company reported a net loss and net loss applicable to common stock for the fourth quarter of $2.3 million, or $0.01 per share, which includes $1.5 million of non-cash interest expense on notes payable. The loss from operations for the fourth quarter decreased to less than $800,000 as compared to over $1.6 million for the fourth quarter of 2002 and $1.5 million for the third quarter of 2003. Cash used in operating activities decreased to less than $1.0 million during the fourth quarter as compared to over $1.7 million used in the prior year fourth quarter and $1.4 million in the third quarter of 2003.
    "The company continued to achieve subscription growth and decreased operating losses in the fourth quarter. Reducing our operating loss to less than $800,000 for the quarter is significant." said Brian Carter, CFO of viaLink. "We expect to report continued improvements in our operating results for the first quarter of 2004. Our contracted subscription revenue from our current customers provides a strong foundation to further grow upon. The contracted growth in subscription revenues from current customers is in excess of 27% for calendar 2004 as compared to calendar 2003."
    "The fourth quarter traditionally slows for service providers to accommodate the holiday sales activities of our CPG Customers", said Bob Noe; CEO of viaLink. "However, we saw contract growth in our Consumer Packaged Goods (CPG) and Retail business driven by our retailer customer's efforts to expand their trading communities. We also experienced substantial activity with Auto Zone and our support of their automotive aftermarket Pay-On-Scan program. Much of this activity has carried over to the new year.
    "The fourth quarter continued our focused strategy of growth from multiple revenue areas while maintaining disciplined expense control." added Noe. "The results in the fourth quarter are highlighted by growth from each of our key revenue sources and operating expenses at levels that allow us to achieve cash-flow breakeven in the very short term."

    Highlights for the fourth quarter include:

    -- The company added 42 new customers or expanded services with existing customers during the quarter, including Ames True Temper, Inc., Rand McNally and Co., Pepperidge Farm, Inc., Synder's of Hanover, Stubb's Legendary Kitchen, Reser's Fine Foods, and Weider Nutrition International, Inc. viaLink continues to be a leader in helping accelerate industry adoption of the standards for registering data with UCCnet and publishing data to trading partners from the registry.

    -- Growth of advanced commerce services: the use of viaLink's sbtLink scan based trading and viaLink Invoicing services continued in the fourth quarter to be the fastest growing segment of our business. The number of store-supplier connections using the services grew from 19,274 to 58,226 between September and December 2003.

    The company's chief executive officer, Bob Noe, and chief financial officer, Brian Carter, will host an investor conference call today at 4:30 p.m. Eastern Standard Time, to review the company's results. The call will be broadcast live over the Internet and can be accessed by visiting www.vialink.com. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.
    The viaLink Company (OTCBB:VLNK) provides standards-compliant advanced Internet-based services to the retail supply chain. We help progressive manufacturers, suppliers, distributors, brokers/agents, and retailers improve the profitability of their trading relationships, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading, supply chain visibility and UCCnet registry and publication solutions, call (972) 934-5500 or visit viaLink's website: www.vialink.com.

    This release contains forward-looking statements that involve risks and uncertainties. The viaLink Company resembles a development stage company, which has commenced its planned operations but is only beginning to generate significant revenue. Risk factors affecting our business have been detailed in viaLink's filings with the Securities and Exchange Commission.



                          The viaLink Company
            Condensed Consolidated Statements of Operations

                                       For the Three Months Ended
                                              December 31,
                                           2003              2002
                                  ------------------ -----------------
                                               (UNAUDITED)

Revenues:
  Subscription                           $1,102,160          $750,535
  Implementation                            115,415           526,588
                                  ------------------ -----------------
     Total revenues                       1,217,575         1,277,123

Customer operations                         851,893         1,040,332
Development                                 399,284           432,689
Selling and marketing                       244,420           609,128
General and administrative                  391,836           559,886
Non-cash stock compensation                       -                 -
Depreciation and amortization               126,895           271,600
                                  ------------------ -----------------
     Total operating expenses             2,014,328         2,913,635
Loss from operations                      $(796,753)      $(1,636,512)

Interest expense, net                    (1,474,583)                -
Gain, extinguishment of debt                      -                 -
                                  ------------------ -----------------

Net Loss                                $(2,271,336)      $(1,636,512)
                                  ================== =================

Dividends on Preferred Stock:
   Warrants and beneficial
    conversion feature                            -                 -
   Stated dividends                               -                 -
                                  ------------------ -----------------

Net loss applicable to
common stock                            $(2,271,336)      $(1,636,512)
                                  ================== =================

Net loss, per common share:
        Basic and diluted                    $(0.01)           $(0.01)
Net loss applicable to common
 stock per common share:
        Basic and diluted                    $(0.01)           $(0.01)
Weighted average shares
  outstanding:
     Basic and diluted                  179,117,081       159,969,999
                                  ================== =================

                                             For the Year Ended
                                                 December 31,
                                             2003           2002
                                     --------------- ---------------
Revenues:
  Subscription                           $3,650,263        $2,825,350
  Implementation                            486,056         1,630,897
                                     --------------- ---------------
     Total revenues                       4,136,319         4,456,247

Customer operations                       3,924,158         5,070,716
Development                               1,777,051         2,115,012
Selling and
 marketing                                1,599,885         2,429,091
General and
 administrative                           2,461,458         2,584,464
Non-cash stock
 compensation                               112,500           704,558
Depreciation and
 amortization                               629,722         1,241,088
                                    ---------------  -----------------
     Total operating expenses            10,504,774        14,144,929
Loss from operations                    $(6,368,455)      $(9,688,682)

Interest expense, net                    (3,603,324)                -
Gain, extinguishment of debt                      -         1,628,817
                                    ---------------  -----------------

Net Loss                                $(9,971,779)      $(8,059,865)
                                    ===============  =================

Dividends on
 Preferred Stock:
  Warrants and beneficial
   conversion feature                    (1,260,000)       (9,599,655)
  Stated dividends                                -           (39,945)
                                    ---------------  -----------------

Net loss applicable to
 common stock                          $(11,231,779)     $(17,699,465)
                                    ===============  =================

Net loss, per
 common share:
   Basic and diluted                         $(0.06)           $(0.08)
Net loss applicable
 to common stock
 per common share:
   Basic and diluted                         $(0.06)           $(0.17)
Weighted average
 shares outstanding:
   Basic and diluted                    175,432,361       106,731,119
                                    ===============  =================




                          The viaLink Company
                 Condensed Consolidated Balance Sheets
             As of December 31, 2003 and December 31, 2002

                                         December 31,   December 31,
                                            2003           2002
                                      --------------- -------------

   ASSETS
Cash and short-term investments             $161,663      $561,617
Accounts receivable, net                     885,860       965,158
Other current assets                         165,831       156,503
                                      --------------- -------------
     Total current assets                  1,213,354     1,683,278

Other assets, net                            218,309     1,253,665
                                      --------------- -------------

     Total assets                         $1,431,663    $2,936,943
                                      =============== =============

   LIABILITIES AND STOCKHOLDERS'
    EQUITY (DEFICIT)
Accounts payable and other current
 liabilities                                $849,090    $1,293,257
Deferred revenue                              85,079        44,459
Notes payable, current net of discount     3,358,349             -
Capital lease liabilities                    229,549       385,778
                                      --------------- -------------
  Total liabilities                        4,522,067     1,723,494

Common Stock                                 181,573       160,520
Series D Preferred Stock                   9,974,850     9,584,850
Additional paid in capital                81,981,051    76,724,178
Accumulated deficit                      (95,227,878)  (85,256,099)
                                      --------------- -------------
Stockholders' equity (deficit)            (3,090,404)    1,213,449
                                      --------------- -------------
 Total liabilities and stockholders'
  equity (deficit)                        $1,431,663    $2,936,943
                                      =============== =============


    CONTACT: The viaLink Company, Dallas
             Brian Carter, 972-934-5500
             bcarter@vialink.com